SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 16, 2004

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

130 EAST MARKET STREET, YORK, PENNSYLVANIA		17405
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(717) 845-3601

_____________________________________________________________________________________________
(Former name of former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure
'A-' RATING AT YORK WATER

On March 12, 2004, Standard & Poor's Ratings Services assigned its 'A-' Corporate Credit Rating to The York Water Company (symbol YORW) and to the Company's proposed $19.3 million Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds Series A and B of 2004, with a stable outlook.

This is the first time the Company has been rated by Standard & Poor's.

Standard and Poor's attributed its rating to the Company's above average business profile reflective of a supportive regulatory environment, a good operational track record and above average market.

"We are very pleased with our corporate and debt rating," said York's President and CEO Jeff Osman. "It is necessary for the Company to achieve and maintain a healthy financial profile to continue to meet the needs of our customers."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YORK WATER COMPANY
(Registrant)

/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer

Date: March 16, 2004